Exhibit 99.1

NEWS RELEASE

Trans Energy, Inc.

210 Second Street

PO Box 393

St. Marys, WV 26170

Company contact:

John G. Corp

304-684-7053

www.transenergyinc.com

TRANS ENERGY, INC PROVIDES OPERATIONS UPDATE

ON MARCELLUS HORIZONTAL DRILLING PROGRAM

Company Posts Record 30-Day IP Rates

ST. MARYS, WEST VIRGINIA, NOVEMBER 8, 2012 -- Trans Energy, Inc. (OTCQB: TENG), a pure play Marcellus Shale exploration and production company, today announced production results on the Dewhurst #110H and Dewhurst #111H in Wetzel County, West Virginia.

30-Day Production Rates Set Company Record

Initial 30-day production rates from the Dewhurst #110H and Dewhurst #111H averaged 6,765 Mcfe/d and 8,146 Mcfe/d, respectively. Both the Dewhurst #110H and Dewhurst #111H produced at rates significantly higher than the Keaton 1H, previously Trans Energy’s best performing well in the Marcellus, which averaged an initial 30-day production rate of 5,074 Mcfe/d.

John G. Corp, President of Trans Energy, said, “Results from the Dewhurst #110H and #111H further validate our strategic position in the wet gas section of the Marcellus Shale located in Wetzel County, West Virginia. Improved execution, combined with enhanced drilling techniques, drove 30-day production results to record levels. As we continue to exploit our position in Wetzel County, as well as our more than 60,000 gross acres across the Marcellus Shale, we’ll leverage these techniques to further maximize production results and returns, especially on the Anderson #5H and Anderson #7H.”

The two Dewhurst wellbores are parallel to one another and were hydraulically stimulated at the same time. The effective lateral lengths that were hydraulically stimulated in the Dewhurst #110H and the Dewhurst # 111H were 3,856 feet and 4,448 feet, respectively. In the Keaton 1H well, 4,650 feet of effective lateral had been hydraulically stimulated.

Two Additional Marcellus Wells Turned into Sales

Trans Energy further reports that it has hydraulically stimulated the Anderson #5H and Anderson #7H, also located in Wetzel County, West Virginia. The Anderson wells were drilled from a nearby pad and were completed in the same manner as the Dewhurst wells. The Anderson wells have been turned into sales and will reach 30 days online within the next few weeks. Pending 30-day production results on the Anderson #5H and the Anderson #7H, Trans Energy will provide an update on each of these wells.

About Trans Energy, Inc.

Trans Energy, Inc. (OTCQB: TENG) is a pure play Marcellus Shale oil and gas exploration and development company, headquartered in the Appalachian Basin. Further information can be found on the Company’s website at www.transenergyinc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Forward-looking statements in this document include statements regarding the Company’s exploration, drilling and development plans, the Company’s expectations regarding the timing and success of such programs. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in the prices of oil and gas, uncertainties inherent in estimating quantities of oil and gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company’s oil and gas production, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. For a more detailed discussion of the risks and uncertainties of our business, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.